UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Simmons First National Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2018 COMPANY REPORT

Simmons First National Corporation

APPROXIMATELY

$16.5 BILLION

TOTAL ASSETS

AS OF DEC. 31, 2018



SFNC

NASDAQ TRADE SYMBOL, GLOBAL SELECT MARKET

TOP 50

FARM LENDER

IN THE UNITED STATES

AS OF DEC, 31, 2018, ACCORDING TO THE FDIC

APPROXIMATELY 2,700 ASSOCIATES

AS OF DEC. 31, 2018

25.06%

AVERAGE ANNUAL ASSET GROWTH RATE FOR THE PAST 3 YEARS

NEARLY

200

BRANCH LOCATIONS ACROSS 7 STATES

Certain statements contained in this communication may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "anticipate," "estimate," "expect," "foresee," "may," "might," "will," "would," "could" or "intend," future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to Simmons First National Corporation's ("Company") future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to the Company's common stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on the Company's financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These factors include, but are not limited to, changes in the Company's operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of the Company's interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of the Company to repurchase its common stock on favorable terms, ability to successfully complete mergers and acquisitions and integrate target companies' businesses, ability to fully realize cost savings and other benefits of mergers and acquisitions, business disruption following mergers and acquisitions, changes in interest rates and capital markets, inflation, customer acceptance of the Company's products and services, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this communication, and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this communication.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results.



41,753

NEW DEPOSIT ACCOUNTS ADDED IN 2018

AS OF DECEMBER 2018

84%

GROWTH IN SALES VOLUME IN OUR CORPORATE CREDIT CARD PORTFOLIO


"Simmons now has the ability to be a 'one-stop financial shop' for almost all of our customers, and we must seize the opportunity that presents through a heightened focus on relationship banking."

Fellow Shareholders,

"Relationship banking" is a phrase I used often in 2018. It refers to a business model centered on developing a broader, deeper connection with each of our customers. As an over $16 billion regional financial institution, Simmons has much to offer. Over time, we have built a full suite of quality banking products, including commercial and consumer loans, industry-leading credit cards and comprehensive treasury management services, as well as solid wealth management solutions offered through a host of seasoned professionals. As a result, Simmons now has the ability to be a "one-stop financial shop" for almost all of our customers, and we must seize the opportunity that presents through a heightened focus on relationship banking.

In order to build those relationships, though, it is vital that we maintain the integrity in our operations that has been Simmons' hallmark for the past 100-plus years. While no institution is perfect, I am a firm believer that our customers must feel confident that Simmons strives to do the right thing in all aspects of its business, whether it's working to ensure compliance with applicable regulatory and legal requirements or maintaining a resilient organization through prioritizing strong asset quality. Operating with integrity builds trust, which builds better, lasting relationships with our customers, which results in long-term success for our business. While this may seem obvious, it is always worth emphasizing, particularly during our integration of acquired institutions. As Simmons grows, we simply cannot afford to lose sight of this core value.

That said, to develop broader, deeper relationships with our customers, we must also be responsive to their changing needs. Increasingly, our customers are demanding access to more sophisticated technological delivery channels for financial products and services. We are keenly aware of the convenience and efficiency that technology provides, and we are committed to responding to those demands in a meaningful way. In 2018, Simmons began to lay the foundation for our "Next Generation Bank" program, an approximately year-long effort to upgrade both our customer-facing and our back-office IT systems so that they compete both now and well into the future. That program will be implemented throughout 2019 and early 2020, and I look forward to sharing with our customers the fruits of that labor, including a totally new treasury management platform, as well as a completely redesigned online and mobile banking experience. It is an exciting time for Simmons, and I am certain that these enhancements will provide powerful support as we execute our relationship banking strategy.

As always, I appreciate your confidence in our organization, and I also thank all of our associates who, on a daily basis, work to make Simmons better. I continue to be highly optimistic about the future of our company and extremely proud to be a part of it.

Sincerely,

George A. Makris, Jr.
Chairman and Chief Executive Officer
Simmons First National Corporation



“ As a banker, there’s nothing more rewarding than putting someone in business. ”

— MATT REDDIN

Growth, Integration and Customer Focus

What sets Simmons apart from other banks? We asked some of our corporate leaders and here's what they had to say.


BEST
LOW-INTEREST
CREDIT CARDS
IN AMERICA
CREDIT.COM
IN 2018

"Simmons is uniquely designed to add value for our customers in every stage of their lives. Whether we're serving first-time home buyers, business owners or customers who need estate planning expertise, it all comes back to trust and reliability," said Franklin Shirrell, executive vice president and chief retail officer. "Since 1903, Simmons has served as a trusted advisor that provides personalized financial guidance to our customers."

"We're made up of both small community markets and large metro markets. It's a pleasure and privilege to serve so many customers with such a wide variety of needs," said Matt Reddin, executive vice president of banking enterprise. "Simmons bankers speak our clients' language across our footprint. Our conversations might not even revolve around a product or a service, but we can always provide valuable, consultative advice to the people who walk through our door."

"Simmons Bank is a national issuer of credit cards," noted Al Druso, senior vice president and bank card manager. "We have an established portfolio with a 50-year track record of success. Both our Simmons Card and our Simmons Rewards Card are two of the lowest-rate products in the industry. We can do this because charge-offs and delinquencies are half the industry and peer averages – so we can still produce an excellent return for our shareholders."

"The latest customer research from J.D. Power & Associates indicates that Simmons branch satisfaction among Generations X, Y and Z continues to climb," said Shirrell. "These customers tend to choose a bank based on recommendations, and our long history of being a trusted partner in the community positions us well for more referrals."

Shirrell noted that Simmons is an extremely active Small Business Association (SBA) lender for new businesses with a commitment to helping businesses of all sizes maximize their cash position through excellent Treasury Management products and services.

"Small businesses are the lifeblood of our economy and supporting them is part of our heritage as a community bank," added Reddin. "As a banker, there's nothing more rewarding than putting someone in business. Our SBA Preferred Lender status sets Simmons apart from our competitors

Growth, Integration and Customer Focus

as a financial partner that can provide trusted, accelerated and personalized service. Rankings from around Simmons' footprint confirm our commitment to our small business customers and show that we've successfully integrated offerings across our seven-state region."


TOP
100
SBA LENDER
IN U.S.

AS OF SEPT. 30, 2018, U.S. SMALL BUSINESS ADMINISTRATION

"Simmons' rapid growth makes it imperative to continue to train our associates not only about our products, but also in providing excellent and consistent customer experiences across our footprint with conversations tailored to customers' goals," said Shirrell. "One of Simmons' greatest 2018 accomplishments is our outstanding workplace culture being recognized across our footprint. For example, we were named a 'Best Place to Work' by both Arkansas Business and the Wichita Business Journal. That's essential, because if we serve our associates well, they'll serve our customers well."

"In 2018, Simmons successfully integrated Southwest Bank and Bank SNB, while also seeing strong organic growth exemplified by the fact that we grew loans by $1 billion," said Reddin. "Many banks focus on niches where they perform well. We aspire to be a full-service financial partner to our clients, with guidance for every season of our customers' lives. We'll take full advantage of our increasing size and status, while staying true to our roots as a community bank."

"Our team of wealth professionals is equipped to manage and maximize wealth of any size," stated Philip Tappan, executive vice president of financial services. "We serve a large spectrum of clients with diverse needs. Each request – large or small – is handled with great care, and with a focus on that customer's unique needs. That's what earns our clients' trust.

> **"It all comes back to trust and reliability."**
>
> **— FRANKLIN SHIRRELL**

"For most people, it's an incredible challenge to navigate vast amounts of products and delivery channels, especially when the tax implications for their choices are increasingly complex. Simmons' team of Wealth Management professionals helps our customers cut through the maze of choices and tax implications to identify solutions customized to their needs and goals – everything from intricate financial planning,

Continued

to guidance for generational transfer of wealth or a simple conversation about wise investments."

"It's a challenge for people to find a bank that takes the opportunity to get to know them well enough to personalize products and services," said Shirrell. "Simmons' approach to banking built on relationships is what has set us apart for 116 years, and it's what will continue to distinguish us in the future."

PRODUCT SPOTLIGHT

"The Simmons Treasury Management team helps our commercial clients manage their day-to-day financial activities by increasing efficiencies, minimizing risk and streamlining processes, all while helping clients manage their liquidity and maximize returns. We offer a full range of solutions tailored to fit any size business."

— DEBBIE PRIOR
Senior Vice President of
Treasury Management
Simmons Bank

Everything you need, in one friendly place.

PERSONAL BANKING

Checking
Savings & Money
Market CDs

Credit Cards[1]

LENDING

Personal Lending
Business Lending
Agricultural Lending

Home Equity
Lines of Credit
Mortgage Services

BUSINESS BANKING

Business Checking
Business Savings &
Money Market
Credit Cards[1]

Treasury Management[4]
Merchant Services[4]

WEALTH MANAGEMENT

Trust
Investments[2]

Insurance[3]

1 Subject to credit approval. **2** Securities offered through Simmons First Investment Group, Inc., member FINRA and SIPC. **3** Insurance offered through Simmons First Insurance Services, Inc. and Simmons First Insurance Services of TN, LLC. **4** All services are subject to qualifications and approval by Simmons Bank.

**Investment Products Are:
Not FDIC Insured | Not Bank Guaranteed | May Lose Value**


The Seville
GAILEY'S
Breakfast
Cafe
LOTUS
AT THE
SEVILLE


24 Hour AT
RFD 9
FIRE
RESCUE

Doing Well by Doing Good.

As a good corporate citizen, Simmons helps the communities we serve and encourages our associates to do the same. We all get better when we work together.

SIMMONS SERVICE MONTH

In September 2018, associates across our footprint participated in Simmons Service Month by volunteering in their local communities. To amplify our associates' efforts, Simmons Bank committed to make a charitable donation up to $50,000, based on hours volunteered.

The results were truly amazing! Nearly 4,500 volunteer hours were donated by Simmons Bank associates, resulting in a $50,000 corporate donation to Junior Achievement, a nonprofit selected because its work aligns seamlessly with Simmons' mission to pass on financial knowledge and education to the next generation.

Top volunteers – or Simmons associates who donated 15 or more volunteer hours in September – also received up to $150 for charities of their choice. These top volunteers raised a combined $4,200 for additional charities across Simmons' footprint.

SIMMONS FIRST FOUNDATION GRANTED $5 MILLION

Simmons Bank endowed the Simmons First Foundation with $5 million to create a stable income flow for Foundation grants. Since 2014, the Foundation has given a total of $825,000 for "Make a Difference" grants focusing on education or health care for youth. In 2018 alone, "Make a Difference" grants contributed $125,000 in funding.

A new "Community Enhancement Grant" initiative was also established this year to invest in programs helping low-to-moderate-income families across our entire seven-state footprint. During 2018, $117,000 was funded for investments made in Dallas, Springfield, Memphis and Little Rock.






Simmons Bank
$ 2,500,000

SIMMONS ACQUIRES NAMING RIGHTS FOR VERIZON ARENA

Simmons Bank has acquired the naming rights to the 18,000-seat multi-purpose civic center located in North Little Rock, formerly known as Verizon Arena.

"We are proud to be associated with an organization that does so much for our economy, while providing some of the best entertainment in the region," said George Makris, Simmons First National Corporation chairman and CEO.

"Sponsorships are an increasingly important component of our marketing strategy, and naming rights opportunities have only grown in value. It's a wonderful channel to engage customers and promote awareness of our brand."

SIMMONS BANK FIELD AND PAVILION AT UAPB

Simmons donated $2.5 million to the University of Arkansas at Pine Bluff for football stadium renovations – including a new scoreboard and turf, as well as the completion of the baseball pavilion at the Torii Hunter Baseball and Softball Complex.

NEARLY

1,000

COMMUNITY SERVICE ACTS

1,061

TOTAL NUMBER OF ASSOCIATES WHO DONATED TO UNITED WAY THROUGH SIMMONS BANK'S PAYROLL DEDUCTION PROGRAM

$399,179.87

TOTAL AMOUNT OF UNITED WAY PAYROLL DEDUCTION DONATIONS MADE BY ASSOCIATES IN 2018

Reinvesting in the Community

As a financial institution, Simmons is subject to various regulatory requirements, including the Community Reinvestment Act (CRA). Simmons Bank Senior Vice President of Community Development/CRA Martie North summarizes the CRA team's proudest 2018 accomplishments and how they benefit the communities Simmons serves.

"Simmons is the bank that will roll up its sleeves! Volunteerism and giving are central to our community bank heritage, and our CRA efforts continue to focus specifically on affordable housing, economic development and community service.

I'm very proud of Simmons' success in obtaining grants from the Federal Home Loan Bank of Dallas, Texas (FHLB Dallas) to help low-to-moderate-income (LMI) members of our communities. For example, in 2018, Simmons was the first bank to be awarded the Disaster Rebuilding Assistance Program grant through FHLB Dallas. With this $10,000 grant, Simmons helped a LMI homeowner who was affected by the severe storms, tornados and flooding that led to a federally declared disaster in Arkansas the year before. The funds provided the homeowner with much-needed repairs to his home.

On a broader scale, Simmons has created the Affordable Advantage mortgage product to address a nationwide struggle among LMI individuals to gain access to affordable housing. The product is based on consultations with numerous nonprofits that serve LMI populations and has continued to outperform expectations since its 2015 launch. Simmons is also piloting an Affordable Advantage Home Improvement product in select communities."



Giving our customers all our best.

HERE'S A GLIMPSE OF JUST A FEW OF OUR 2018 RECOGNITIONS.

- Arkansas Democrat-Gazette, Best of the Best Finalist
- Pine Bluff Commercial, #1 Bank, #1 Mortgage Lender
- Wichita Business Journal, Best Places to Work
- St. Louis Business Journal, Top 25 SBA Lender
- AY Magazine, One of the Best Banks in Arkansas
- Soirée Magazine (Little Rock, Arkansas), Soirée Recommends Awards – Wealth Management, Simmons First Investment Group, Inc.
- Chickasha Express Star, Best Loan Company, Best Customer Service, Friendliest Staff
- The Advocate and Democrat (Sweetwater, Tennessee), One of the Best Financial Institutions
- Lexington Progress, 2018 Readers' Choice Awards, Top Bank
- The Sentinel Record (Hot Springs, Arkansas), One of the Best Mortgage Companies

Best Low-interest Credit Cards in America
CREDIT.COM

Global Service Quality Award
VISA BUSINESS DEBIT CARD

Honorable Mention for Community & Economic Development Awards
AMERICAN BANKERS ASSOCIATION

Best Places to Work
ARKANSAS BUSINESS

Top U.S. Bank, Five-Star Award
BAUER FINANCIAL

One of the Top Banks
STILLWATER NEWS PRESS


Simmons
Bank.

Values like integrity, passion, pursuit of growth, high performance and a "better together" mindset bind together Simmons' ever expanding team.

> **"Our goal is to be one of the best places to work in the country. Culture awards from publications across our footprint show that Simmons is serious about achieving that goal."**
>
> – **George A. Makris, Jr.**
> **Chairman and CEO**
> **Simmons First National Corporation**

Cornerstones of Our Culture

These are the ideals we strive for in order to make Simmons a better place to work – and to help make our customers' dreams come true.


PASSION
PURSUE
GROWTH
INTEGRITY
BETTER TOGETHER
HIGH PERFORMANCE



THE FUTURE OF BANKING STARTS NOW:

Next Generation Bank Transformation at Simmons Bank

Working with speed, agility and efficiency, Next Generation Bank (NGB) is a new strategic initiative that kicked off in 2018 to position Simmons Bank for the future. NGB will transform our bank by creating a differentiated customer and associate experience – using the latest in banking technologies.

KEY BENEFITS:

- Intuitive User Experience
- Simplified Processes
- Seamless Customer Engagement
- Accurate and Available Data
- More Rewarding Associate Opportunities



CONGRATULATIONS
HOT SPRINGS, ARKANSAS
COMMUNITY BANK OF THE YEAR

Congratulations to our Hot Springs team for winning Simmons' 2018 Community Bank of the Year Award. The award recognizes outstanding loan and core deposit growth, J.D. Power & Associates customer satisfaction survey scores and beneficial cross-selling results.

As Community Bank of the Year, Hot Springs will be awarded $10,000 to donate to the local organization of their choice. Winning associates will receive $100, a plaque, a shirt and a certificate of recognition. Each branch will also receive banners and window clings to honor this achievement.

We are proud of our Hot Springs associates for taking great care of Simmons' customers, and for their inspiring example of excellence.

A strong belief in community banking has always been the guiding philosophy behind Simmons Bank's success. Our customers place great value in their long-standing relationships with local Simmons contacts. As we move forward and grow, it's vital that we maintain these connections with talented associates who are deeply rooted in the local communities, who understand the market and who make decisions at the local level. Customers want that personal touch. And Simmons is the bank that can bring that personal touch to life.



NEXTGen: Meet Our Future Leaders

NEXTGen is a leadership development program that pairs high-performing young professionals with executive mentors. The intensive one-year program sharpens business and leadership skills through classroom sessions, webinars, stretch assignments, hands-on leadership activities and executive mentoring.

The program exemplifies Simmons' emphasis on leadership development and our commitment to invest in our people by providing them with career growth opportunities.

STRONG REGULATORY CAPITAL

As of Dec. 31, 2018


REGULATORY MINIMUM
REGULATORY "WELL-CAPITALIZED"
SIMMONS FIRST NATIONAL CORPORATION
4.00%
5.00%
8.78%
LEVERAGE RATIO
4.50%
6.50%
10.22%
COMMON EQUITY TIER 1 CAPITAL RATIO
6.00%
8.00%
10.22%
TIER 1 CAPITAL RATIO
8.00%
10.00%
13.35%
TOTAL RISK-BASED CAPITAL RATIO

STRONG ASSET QUALITY

Year ended Dec. 31, 2018

	SFNC	ALL U.S. BANKS
Nonperforming Loans as a % of Loans[1]	0.48%[2]	1.19%
Net Charge-Offs as a % of Average Loans	0.25%[3]	0.44%
Net Credit Card Charge-Offs as a % of Credit Card Portfolio	1.64%	3.57%[4]

[1] Includes troubled-debt restructures
[2] Legacy loans; excluding all acquired loans
[3] Legacy loans; excluding all acquired loans and credit cards
[4] Most recently published industry average

TOTAL ASSET GROWTH

PREVIOUS FIVE YEARS | IN THOUSANDS


17
16
15
14
13
12
11
10
9
8
7
6
5
4
3
2
$4,643,354
$7,559,658
$8,400,056
$15,055,806
$16,543,337
2014
2015
2016
2017
2018

MARKET CAPITALIZATION

PREVIOUS FIVE YEARS | IN THOUSANDS



2.5
2.0
1.5
1.0
.5
$733,833
$1,555,100
$1,943,910
$2,627,431
$2,228,349
2014
2015
2016
2017
2018

EARNINGS GROWTH

PREVIOUS FIVE YEARS | IN THOUSANDS, EXCEPT PER SHARE DATA



240
220
200
180
160
140
120
100
80
60
40
20
$35,688
Diluted EPS (GAAP): $1.05
$38,707
Diluted EPS (Core): $1.14
$74,107
Diluted EPS (GAAP): $1.31
$89,622
Diluted EPS (Core): $1.59
$96,790
Diluted EPS (GAAP): $1.56
$101,409
Diluted EPS (Core): $1.64
$92,940
Diluted EPS (GAAP): $1.33
$119,049
Diluted EPS (Core): $1.70
$215,713
Diluted EPS (GAAP): $2.32
$220,233
Diluted EPS (Core): $2.37
2014
2015
2016
2017
2018

Per share information has been retrospectively adjusted to reflect the effects of the two-for-one stock split, which became effective Feb. 8, 2018.

"Core earnings" and "diluted core earnings per share" are financial measures that exclude non-core items, including items related to branch right sizing and merger related costs. We believe these non-GAAP financial measures provide a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in evaluating the core operating results of the company and predicting future performance. See "Reconciliation of Non-GAAP Financial Measures" in the 2018 Form 10-K for a GAAP reconciliation of these non-GAAP financial measures.

2018 ANNUAL DIVIDEND YIELD: 2.5%
BASED ON DEC. 31, 2018 STOCK PRICE


$0.16
$0.18
$0.20
$0.22
$0.24
$0.26
$0.28
$0.30
$0.34
$0.36
$0.38
$0.40
$0.42
$0.44
$0.46
$0.48
$0.50
$0.60
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18

110 CONSECUTIVE YEARS OF PAYING DIVIDENDS TO OUR SHAREHOLDERS



1 YEAR TOTAL SHAREHOLDER RETURN

DIVIDENDS + STOCK APPRECIATION | DEC. 31, 2017—DEC. 31, 2018


20.0%
15.0%
10.0%
5.0%
0.0%
(5.00%)
(10.00%)
(15.00%)
(20.00%)
(25.00%)
DEC. 31, '17
JAN. 31, '18
FEB. 28, '18
MAR. 31, '18
APR. 30, '18
MAY 31, '18
JUNE 30, '18
JULY 31, '18
AUG. 31, '18
SEP. 30, '18
OCT. 31, '18
NOV. 30, '18
DEC. 31, '18
SFNC (13.7%)
SNL Mid Cap Bank (18.2%)

5 YEAR TOTAL SHAREHOLDER RETURN
DIVIDENDS + STOCK APPRECIATION | DEC. 31, 2013—DEC. 31, 2018


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
DEC. 31, '13
MARCH 31, '14
JUNE 30, '14
SEP. 30, '14
DEC. 31, '14
MARCH 31, '15
JUNE 30, '15
SEP. 30, '15
DEC. 31, '15
MARCH 31, '16
JUNE 30, '16
SEP. 30, '16
DEC. 31, '16
MARCH 31, '17
JUNE 30, '17
SEP. 30, '17
DEC. 31, '17
MARCH 31, '18
JUNE 30, '18
SEP. 30, '18
DEC. 31, '18
SFNC 43.5%
SNL Mid Cap Bank 25.0%

LONG-TERM SHAREHOLDER RETURN
DIVIDENDS + STOCK APPRECIATION | DEC. 31, 2007—DEC. 31, 2018


225%
205%
185%
165%
145%
125%
105%
85%
65%
45%
25%
5.0%
(15.0%)
(35.0%)
(55.0%)
(75.0%)
DEC. 31, '07
JUNE 30, '08
DEC. 31, '08
JUNE 30, '09
DEC. 31, '09
JUNE 30, '10
DEC. 31, '10
JUNE 30, '11
DEC. 31, '11
JUNE 30, '12
DEC. 31, '12
JUNE 30, '13
DEC. 31, '13
JUNE 30, '14
DEC. 31, '14
JUNE 30, '15
DEC. 31, '15
JUNE 30, '16
DEC. 31, '16
JUNE 30, '17
DEC. 31, '17
JUNE 30, '18
DEC. 31, '18
SFNC 139.7%
SNL Mid Cap Bank (5.8%)

CONDENSED CONSOLIDATED BALANCE SHEETS

DEC. 31, 2018 AND 2017 | IN THOUSANDS

ASSETS	2018	2017
Cash and cash equivalents	$833,458	$598,042
Investment securities	2,445,880	1,960,889
Mortgage loans held for sale	26,799	24,038
Other assets held for sale	1,790	165,780
Legacy loans	8,430,388	5,705,609
Allowance for loan losses	(56,599)	(41,668)
Loans acquired, net	3,292,783	5,074,076
NET LOANS	**$11,666,572**	**$10,738,017**
Premises and equipment	295,060	287,249
Foreclosed assets and other real estate owned	25,565	32,118
Goodwill and other intangible assets	937,021	948,722
Other assets	311,192	300,951
TOTAL ASSETS	**$16,543,337**	**$15,055,806**

LIABILITIES AND STOCKHOLDERS' EQUITY		
Non-interest bearing transaction accounts	2,672,405	2,665,249
Interest bearing transaction accounts and saving deposits	6,830,191	6,494,896
Time deposits	2,896,156	1,932,730
TOTAL DEPOSITS	**$12,398,752**	**$11,092,875**
Other borrowings	1,345,450	1,380,024
Subordinated debentures	353,950	140,565
Other liabilities held for sale	162	157,366
Accrued interest and other liabilities	198,589	200,412
TOTAL LIABILITIES	**$14,296,903**	**$12,971,242**
Total stockholders' equity	2,246,434	2,084,564
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$16,543,337**	**$15,055,806**

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

IN THOUSANDS, EXCEPT PER SHARE DATA

	2018	2017
Interest income	$680,687	$395,004
Interest expense	128,135	40,074
NET INTEREST INCOME	**$552,552**	**$354,930**
Provision for loan losses	38,148	26,393
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	**$514,404**	**$328,537**
NON-INTEREST INCOME		
Trust income	23,128	18,570
Service charges on deposit accounts	42,508	36,079
Other service charges and fees	7,469	9,919
Mortgage and SBA lending income	11,043	13,316
Investment banking income	3,141	2,793
Debit and credit card fees	32,268	34,258
Bank-owned life insurance income	4,415	3,503
Gain on sale of securities, net	61	1,059
Other income	19,863	19,268
TOTAL NON-INTEREST INCOME	**$143,896**	**$138,765**
NON-INTEREST EXPENSE		
Salaries and employee benefits	216,743	154,314
Occupancy expense, net	29,610	21,159
Furniture and equipment expense	16,323	19,366
Other real estate and foreclosure expense	4,480	3,042
Deposit insurance	8,721	3,696
Merger related costs	4,777	21,923
Other operating expenses	111,575	88,879
TOTAL NON-INTEREST EXPENSE	**$392,229**	**$312,379**
INCOME BEFORE INCOME TAXES	**$266,071**	**$154,923**
Provision for income taxes	50,358	61,983
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	**$215,713**	**$92,940**
DILUTED EARNINGS PER SHARE	**$2.32**	**$1.33**
Net non-core items	4,520	26,109
CORE EARNINGS AVAILABLE TO COMMON STOCKHOLDERS[1]	**$220,233**	**$119,049**
DILUTED CORE EARNINGS PER SHARE[1]	**$2.37**	**$1.70**

1 "Core earnings" and "diluted core earnings per share" are financial measures that exclude non-core items such as items related to branch right sizing and merger related costs. Included in the 2017 non-core total is the one-time non-cash charge of $11.5 million related to the tax law changes. We believe these non-GAAP financial measures provide a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in evaluating the core operating results of the company and predicting future performance. See "Reconciliation of Non-GAAP Financial Measures" in the 2018 Form 10-K for a GAAP reconciliation of these non-GAAP financial measures.

SELECTED CONSOLIDATED FINANCIAL DATA

YEARS ENDED DEC. 31 | IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

FINANCIAL STATEMENT DATA	2018	2017	2016	2015	2014
Total assets	$16,543,337	$15,055,806	$8,400,056	$7,559,658	$4,643,354
Total loans	11,723,171	10,779,685	5,632,890	4,919,355	2,736,634
Total deposits	12,398,752	11,092,875	6,735,219	6,086,096	3,860,718
Total equity	2,246,434	2,084,564	1,151,111	1,076,855	494,319
Net income available to common shareholders	215,713	92,940	96,790	74,107	35,688
Core earnings available to common shareholders[1]	220,233	119,049	101,409	89,622	38,707

PER SHARE DATA[3]					
Diluted earnings	$2.32	$1.33	$1.56	$1.31	$1.05
Diluted core earnings (non-GAAP)[1]	2.37	1.70	1.64	1.59	1.14
Book value	24.33	22.65	18.40	17.27	13.69
Tangible book value (non-GAAP)[2]	14.18	12.34	11.98	10.98	10.07
Dividends	0.60	0.50	0.48	0.46	0.44

CAPITAL RATIOS AT PERIOD END					
Common shareholders' equity to total assets	13.58%	13.85%	13.70%	13.84%	10.65%
Tangible common equity to tangible assets (non-GAAP)[2]	8.39%	8.05%	9.37%	9.26%	8.06%
Tier 1 leverage ratio	8.78%	9.21%	10.95%	11.20%	8.77%
Common equity Tier 1 risk-based ratio	10.22%	9.80%	13.45%	14.21%	-
Tier 1 risk-based ratio	10.22%	9.80%	14.45%	16.02%	13.43%
Total risk-based capital ratio	13.35%	11.35%	15.12%	16.72%	14.50%
Dividend payout to common shareholders	25.86%	37.59%	30.67%	34.98%	41.71%

1 "Core earnings" and "diluted core earnings per share" are financial measures that exclude non-core items such as items related to branch right sizing and merger-related costs. Included in the 2017 non-core total is the one-time non-cash charge of $11.5 million related to the tax law changes. We believe these non-GAAP financial measures provide a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in evaluating the core operating results of the company and predicting future performance. See "Reconciliation of Non-GAAP Financial Measures" in the 2018 Form 10-K for a GAAP reconciliation of these non-GAAP financial measures.

2 Because of our significant level of intangible assets, total goodwill and core deposit premiums, we believe a useful calculation for investors in their analysis of Simmons is tangible book value per share and tangible common equity to tangible assets, which are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" in the 2018 Form 10-K for a GAAP reconciliation of these non-GAAP financial measures.

3 Per share information has been retrospectively adjusted to reflect the effects of the two-for-one stock split that was effected Feb. 8, 2018.

SELECTED CONSOLIDATED FINANCIAL DATA - continued

YEARS ENDED DEC. 31

ANNUALIZED PERFORMANCE RATIOS	2018	2017	2016	2015	2014
Return on average assets	1.37%	0.92%	1.25%	1.03%	0.80%
Return on average common equity	10.00%	6.68%	8.75%	7.90%	8.11%
Return on average tangible common equity (non-GAAP)[2]	18.44%	11.26%	13.92%	12.53%	10.99%
Net interest margin	3.97%	4.07%	4.19%	4.55%	4.47%
Efficiency ratio[4]	52.85%	55.27%	56.32%	59.01%	67.22%

ASSET QUALITY RATIOS[5]					
Nonperforming assets/total assets	0.37%	0.52%	0.79%	0.85%	1.25%
Nonperforming loans/total loans	0.41%	0.81%	0.91%	0.58%	0.63%
Allowance/nonperforming loans	164.41%	90.26%	92.09%	165.83%	223.31%
Allowance/total loans	0.67%	0.73%	0.84%	0.97%	1.41%
Net charge-offs/average loans[6]	0.25%	0.31%	0.35%	0.16%	0.20%
Net credit card charge-offs/credit card loans	1.64%	1.61%	1.28%	1.28%	1.27%

OTHER DATA					
Number of financial centers	191	200	150	149	109
Number of full-time equivalent employees	2,654	2,640	1,875	1,946	1,338

4 The efficiency ratio is non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excludes gains and losses from securities transactons and non-core items. See "Reconciliation of Non-GAAP Financial Measures" in the 2018 Form 10-K for a GAAP reconciliation of this non-GAAP financial measure.

5 Excludes all acquired loans, except for their inclusion in total assets.

6 Excludes credit cards.


1
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3
4
5
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1 **William E. Clark, II**
CHAIRMAN & CHIEF EXECUTIVE OFFICER,
CLARK CONTRACTORS, LLC

2 **Tom E. Purvis**
PARTNER,
L2L DEVELOPMENT ADVISORS, LLC

3 **Susan S. Lanigan**
RETIRED EXECUTIVE VICE PRESIDENT
& GENERAL COUNSEL,
CHICO'S FAS, INC.

4 **Jerry M. Hunter**
PARTNER,
BRYAN CAVE LEIGHTON PAISNER, LLP

5 **W. Scott McGeorge**
CHAIRMAN,
PINE BLUFF SAND & GRAVEL COMPANY

6 **Russell Teubner**
FOUNDER & CHIEF EXECUTIVE OFFICER,
HOSTBRIDGE TECHNOLOGY, LLC

7 **Mark C. Doramus**
CHIEF FINANCIAL OFFICER,
STEPHENS, INC.

8 **Christopher R. Kirkland**
PRINCIPAL,
THE KIRKLAND GROUP


9
10
11
12
13
14
15

9 Edward Drilling
SVP, REGULATORY AND EXTERNAL AFFAIRS, AT&T INC.

10 Eugene Hunt
ATTORNEY, HUNT LAW FIRM

11 Steven A. Cossé
RETIRED PRESIDENT & CHIEF EXECUTIVE OFFICER, MURPHY OIL CORPORATION

12 George A. Makris, Jr.
CHAIRMAN & CHIEF EXECUTIVE OFFICER, SIMMONS FIRST NATIONAL CORPORATION

13 Jay D. Burchfield
RETIRED FINANCIAL SERVICES EXECUTIVE

14 Malynda K. West
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER & TREASURER, MURPHY USA, INC.

15 Robert L. Shoptaw
RETIRED EXECUTIVE ARKANSAS BLUE CROSS & BLUE SHIELD

Simmons First National Corporation



Vernon Bryant
NORTH TEXAS DIVISION PRESIDENT,
SIMMONS BANK



Dean Chambliss
OWNER,
H&D FARMS



Mark C. Doramus
CHIEF FINANCIAL OFFICER,
STEPHENS, INC.



Jay D. Burchfield
RETIRED FINANCIAL SERVICES EXECUTIVE



William E. Clark, II
CHAIRMAN & CHIEF EXECUTIVE OFFICER,
CLARK CONTRACTORS, LLC



Edward Drilling
SENIOR VICE PRESIDENT,
REGULATORY AND EXTERNAL AFFAIRS,
AT&T INC.



Marty D. Casteel
SENIOR EXECUTIVE VICE PRESIDENT,
SIMMONS FIRST NATIONAL CORPORATION;
CHAIRMAN & CHIEF EXECUTIVE OFFICER,
SIMMONS BANK



Steven A. Cossé
RETIRED PRESIDENT &
CHIEF EXECUTIVE OFFICER,
MURPHY OIL CORPORATION



Mark W. Funke
SOUTHWEST DIVISION PRESIDENT,
SIMMONS BANK



Eugene Hunt
ATTORNEY,
HUNT LAW FIRM



Christopher R. Kirkland
PRINCIPAL,
THE KIRKLAND GROUP



W. Scott McGeorge
CHAIRMAN,
PINE BLUFF SAND & GRAVEL COMPANY



Jerry M. Hunter
PARTNER,
BRYAN CAVE LEIGHTON PAISNER, LLP



Susan S. Lanigan
RETIRED EXECUTIVE VICE PRESIDENT
& GENERAL COUNSEL,
CHICO'S FAS, INC.



Johnny McGraw
OWNER,
MCGRAW FARMS



Met L. Jones, II
GENERAL MANAGER,
DICKEY MACHINE WORKS



John Lytle, M.D.
ORTHOPEDIC SURGEON



Beverly Morrow
VICE PRESIDENT,
TLM MANAGEMENT



George O'Connor
OWNER & PRESIDENT,
O'CONNOR DISTRIBUTING



Adam B. Robinson, Jr.
PRESIDENT,
RALPH ROBINSON & SON, INC.



H. Ford Trotter, III
GENERAL MANAGER,
TROTTER AUTO GROUP



Tom E. Purvis
PARTNER,
L2L DEVELOPMENT ADVISORS, LLC



Robert L. Shoptaw
RETIRED EXECUTIVE,
ARKANSAS BLUE CROSS & BLUE SHIELD



Malynda K. West
EXECUTIVE VICE PRESIDENT, CHIEF
FINANCIAL OFFICER AND TREASURER,
MURPHY USA, INC.



H. Glenn Rambin
PRESIDENT,
R&R FARMS



Russell Teubner
FOUNDER & CHIEF EXECUTIVE OFFICER,
HOSTBRIDGE TECHNOLOGY, LLC



C. Edward Woodside
RETIRED FINANCIAL SERVICES EXECUTIVE



A final word from some of our most

Russell Carey @RussellCarey · Oct 17
3 more powerful stories at #HealthWealthAR:

Martie North of @simmons_bank & @ACHANGE_AR on quality #affordablehousing

Kathy Grisham of #CommunityClinic at on healthy children & communities

Dr. Charles Feild of @uamshealth on medical legal partnerships to tear down barriers



KUAF 91.3 NPR, Marshall Islands, NW Arkansas Council and 5 others

tracyclewis @tracyclewis · Oct 29
Thank you Charlotte Gibson from @SimmonsBank for speaking to my banking students today.



The Paint Factory in East Village shared a post.
November 27, 2018 ·

Have you seen this great video about Cathead's Diner by Simmons Bank? Our neighbors in the #eastvillagelr are the coolest!! #shoplocal #eatlocal


CATHEAD'S

4,887 Views

Simmons Bank
Published by Mary Hargraves [?] · November 19, 2018 ·

According to the U.S. Small Business Administration, there are more than 30 million small businesses in America. Cathead's Diner in Little Rock, Arkansas serves...
See More

Arkansas EDC @ArkansasEDC · Oct 23
Another strong quarter for @simmons_bank.
talkbusiness.net/2018/10/simmon...


Simmons

important stakeholders, our communities.



Y.E.S. for Arkansas @YESforArkansas · Nov 14
Thank you @simmons_bank for becoming the first-ever title sponsor of @YESforArkansas today! And thank you to @MiddleLrsd students, teacher Ms. Teretha Kelly, and Principal Ms. Yaa Appiah-McNulty, for having us! Business Plans for Y.E.S. 2019 are due Friday! #Arkansas #GEW2018



Shotwell Candy Co. shared a post.
November 20
Thank you Simmons Bank for all that you do to support us and small businesses everywhere! Really enjoyed sharing our story with you.
-1:35
4,866 Views
Simmons Bank
Published by Mary Hargraves [?] · November 20
By supporting small business owners, we are directly helping our nation's economy. Shotwell Candy Co. opened in Memphis, Tennessee after Jerrod Smith outgrew hi...
See More
37
11 Comments 4 Shares



Simmons Bank
Published by Mary Hargraves [?] · November 27
We kicked off #GivingTuesday with a $50,000 donation to Junior Achievement. Today's donation was made in honor of our associates who volunteered in their local communities during Simmons Service Month in September. It will support children across our seven-state footprint by funding work-readiness and financial literacy programming.
Simmons Bank
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Arkansas Business @ArkBusiness · May 22
Simmons Bank Gives $2.5M to UAPB for Athletics
UAPB
UNIVERSITY
Simmons Bank Gives $2.5M to UAPB for Athletics
Simmons First National Corp. CEO George Makris this morning announced a $2.5 million donation to the athletics program at the University of Arkansas at Pine ...
arkansasbusiness.com
1
7
9
bruce holsted
@depayser
Follow
Replying to @ArkBusiness @simmons_bank
Way to go SFNB. When it comes to community banking, you can talk the talk because you walk the walk.

Simmons First
National Corporation

CORPORATE HEADQUARTERS
501 Main Street
Pine Bluff, AR 71601
870.541.1000

simmonsbank.com

LITTLE ROCK CORPORATE OFFICES
425 W. Capitol Avenue, Suite 1400
Little Rock, AR 72201
501.558.3100

601 E. 3rd Street
Little Rock, AR 72201